Exhibit 23.01

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92094) pertaining to the 1994 Stock Option Plan of Kenneth Cole Productions, Inc. of our report dated February 25, 1998, with respect to the consolidated financial statements and schedules of Kenneth Cole Productions, Inc. included in Kenneth Cole Productions, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                               ERNST & YOUNG LLP

New York, New York
March 31, 1998